UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 7, 2014, the Federal Home Loan Bank of Indianapolis (“Bank”) announced that Sunil U. Mohandas, previously Senior Vice President - Chief Risk Officer, is no longer employed at the Bank. The Bank previously disclosed this matter in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 7, 2014. Under SEC rules, Mr. Mohandas was a Named Executive Officer of the Bank at the end of the Bank’s last completed fiscal year.
Under the Bank’s current compensation and benefits arrangements and a Separation and Release Agreement entered into effective January 15, 2014, between Mr. Mohandas and the Bank (“Separation Agreement”), Mr. Mohandas is entitled to certain compensation and benefits following the termination of his employment. He will also receive his pro rata base salary for any accrued but unused vacation.
Pursuant to the Separation Agreement and the Bank’s Severance Pay Plan (which is generally applicable to all Bank employees), Mr. Mohandas will receive a lump-sum severance payment of $241,934.00, less applicable taxes and deductions, which represents 44 weeks (84.62%) of his annual base salary. Mr. Mohandas will also receive a lump-sum payment of $17,435.88, less applicable taxes and deductions, which represents the approximate equivalent of the cost of his group health, dental, and vision benefit continuation coverage for 11 months. In addition, through April 30, 2014, Mr. Mohandas will be offered outplacement services at no cost, provided by a third-party consultant selected by the Bank.
Mr. Mohandas and the Bank are parties to Key Employee Severance Agreement dated March 24, 2011 (“KESA”). Mr. Mohandas may be entitled to compensation under the KESA if, within twelve months following the termination of his employment, the Bank were to enter into a definitive agreement of reorganization (generally involving a merger or consolidation, a sale or transfer of the Bank’s business and/or assets, a change in the voting power of ownership interests or a liquidation or dissolution of the Bank). Any compensation payable to Mr. Mohandas under the KESA would take into account the severance payment described above, and would be subject to review and non-objection by the Federal Housing Finance Agency (“FHFA”).
Mr. Mohandas is eligible to receive an award of incentive compensation under the Bank’s Incentive Plan established for 2012 and subsequent years (as amended November 21, 2013, “Incentive Plan”). Specifically, Mr. Mohandas is eligible to receive a lump sum payment of an Annual Award based on the Bank’s achievement of certain performance goals for 2013, subject to the terms and conditions set forth in the Incentive Plan. This payment is expected to be made to Mr. Mohandas and other eligible participants not later than March 15, 2014, subject to review by the Bank’s internal and external auditors and review and non-objection by FHFA.
In addition, Mr. Mohandas is eligible to receive a lump sum payment under the terms of the Bank’s Long-Term Incentive Plan (“LTI Plan”), which preceded the Incentive Plan. The LTI Plan is based on the Bank’s achievement of specified performance goals over a three-year performance period that ended December 31, 2013, subject to certain modifications for 2012 and 2013 made pursuant to the Incentive Plan. This payment is expected to be made to Mr. Mohandas and other eligible participants not later than March 15, 2014, subject to review by the Bank’s internal and external auditors and review and non-objection by FHFA.
Mr. Mohandas is also entitled to receive benefits provided by the Bank’s Defined Benefit Pension Plan (“DB Plan”) and the Bank’s Supplemental Executive Retirement Plan (“SERP”). The DB Plan and SERP provide benefits based on a combination of a participant’s length of service, age and annual compensation.
Mr. Mohandas also participated in the Bank’s Defined Contribution Plan (“DC Plan”), a retirement savings plan qualified under the Internal Revenue Code (Section 401(k)). Under the DC Plan, the Bank matches participant contributions up to specified limits.
Except as provided in the Separation Agreement, the Bank did not enter into any new compensation plan, contract or arrangement with Mr. Mohandas in connection with the termination of his employment. The foregoing summaries of the KESA, Incentive Plan, LTI Plan, DB Plan, SERP, and DC Plan are qualified in their entirety by reference to the agreement and plans as described in and filed with the Bank’s Annual Report on Form 10-K, filed with the SEC on March 15, 2013.
Safe Harbor Statement
This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or the negative of these terms or comparable terminology. Any forward-looking statement contained in this document reflects our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.
Any forward-looking statement contained in this document speaks only as of the date on which it was made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel